EXHIBIT 7



                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                         48 Wall Street, New York, N.Y.

      And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                Dollar Amounts
ASSETS                                                            in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                             $ 3,025,419
  Interest-bearing balances ..........                                 881,413
Securities:
  Held-to-maturity securities ........                               1,242,368
  Available-for-sale securities ......                               1,774,079
Federal funds sold in domestic
  offices of the bank ................                               5,503,445
Securities purchased under agree-
  ments to resell ....................                                 200,634
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ................ 26,599,533
  LESS: Allowance for loan and
    lease losses ............  516,283
    Loans and leases, net of unearned
    income and allowance .............                              26,083,250
                                                                   -----------
Assets held in trading accounts ......                               1,455,639
Premises and fixed assets (including
  capitalized leases) ................                                 612,547
Other real estate owned ..............                                  79,667
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                                 198,737
Customers' liability to this bank on
  acceptances outstanding ............                               1,111,464
Intangible assets ....................                                 105,263
Other assets .........................                               1,237,264
                                                                   -----------
 Total assets .........................                            $43,511,189
                                                                   ===========
LIABILITIES
Deposits:
  In domestic offices ................                             $19,233,885
                                                                   -----------
  Noninterest-bearing .....  7,677,954
  Interest-bearing ........ 11,555,931
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                              12,641,676
  Noninterest-bearing ..........72,479
  Interest-bearing .........12,569,197
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                               1,747,659
  Securities sold under agreements
    to repurchase ....................                                  73,553
Demand notes issued to the U.S.
  Treasury ...........................                                 300,000
Trading liabilities ..................                                 738,317
Other borrowed money:
  With original maturity of one year
    or less ..........................                               1,586,443
  With original maturity of more than
    one year .........................                                 220,877
Bank's liability on acceptances exe-
  cuted and outstanding ..............                               1,113,102
Subordinated notes and debentures ....                               1,053,860
Other liabilities ....................                               1,489,252
                                                                   -----------
Total liabilities ....................                              40,198,624
                                                                   -----------
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EQUITY CAPITAL
Common stock ........................                                  942,284
Surplus .............................                                  525,666
Undivided profits and capital
  reserves ..........................                                1,849,221
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                               (      662)
Cumulative foreign currency transla-
  tion adjustments ..................                               (    3,944)
                                                                   -----------
Total equity capital ................                                3,312,464
                                                                   -----------
Total liabilities and equity
  capital ...........................                              $45,511,189
                                                                   ===========


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


      J. Carter Bacot      |
      Thomas A. Renyi      |     Directors
      Samuel F. Chevalier  |

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